   As filed with the Securities and Exchange Commission on September 5, 2000

                                                 Registration No. 333-__________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Intervisual Books, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                 CALIFORNIA                             92-2929217
       (State or Other Jurisdiction of               (I.R.S. Employer
       Incorporation or Organization)               Identification No.)

      2716 OCEAN PARK BLVD., STE. 2020                      90405
          SANTA MONICA, CALIFORNIA                       (Zip Code)
  (Address of Principal Executive Offices)

         NONSTATUTORY STOCK OPTION AGREEMENTS BETWEEN THE REGISTRANT AND
          STEVEN D. ADES, JEFFREY NOBBS, STEVE SELSKY AND STEVE WALLACE
                            (Full Title of the Plan)

                                  Waldo H. Hunt
                             Chief Executive Officer
                             Intervisual Books, Inc.
                        2716 Ocean Park Blvd., Ste. 2020
                         Santa Monica, California 90405
                     (Name and Address of Agent for Service)

                                 (310) 396-8708
          (Telephone Number, Including Area Code, of Agent for Service)


                 Please address a copy of all communications to:

                             Stephen D. Cooke, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                        695 Town Center Drive, 17th Floor
                          Costa Mesa, California 92626
                            Telephone: (714) 668-6200


                         CALCULATION OF REGISTRATION FEE

=========================================================================================
 Title of                               Proposed            Proposed
Securities           Amount             Maximum              Maximum           Amount of
  to be               to be          Offering Price         Aggregate        Registration
Registered        Registered(1)       Per Share(2)       Offering Price           Fee
-----------------------------------------------------------------------------------------
Common Stock,       140,000(3)           $1.25              $175,000             $ 47
no par value        110,000(4)           $1.25              $137,500             $ 37
per share           100,000(5)           $1.25              $125,000             $ 33
                     75,000(6)           $1.25              $ 93,750             $ 25
                                                                                 ----
Total                                                                            $142
=========================================================================================


================================================================================

(1) This Registration Statement covers, in addition to such number of shares issuable upon exercise of the options granted under the agreements, an indeterminate number of additional shares which may become subject to options as a result of the adjustment provisions of the agreements. The registration fee is calculated only on the stated number of shares.

(2) Calculated pursuant to Rule 457(h)(1), based on the actual price at which options may be exercised under the Nonstatutory Stock Option Agreements.

(3) Based on the Nonstatutory Stock Option Agreement dated May 11, 1999 between Intervisual Books, Inc. and Steven D. Ades.

(4) Based on the Nonstatutory Stock Option Agreement dated May 13, 1999 between Intervisual Books, Inc. and Steven Selsky.

(5) Based on the Nonstatutory Stock Option Agreement dated May 12, 1999 between Intervisual Books, Inc. and Steven Wallace.

(6) Based on the Nonstatutory Stock Option Agreement dated March 25, 1999 between Intervisual Books, Inc. and Jeffrey Nobbs.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

       * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated herein by reference:

         (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2000;

         (c) The Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2000;

         (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above;

         (e) The description of the Registrant's common stock, no par value, which is contained in its Form 8-A filed on May 26, 1992 under the Exchange Act, including any amendments filed for the purpose of updating such description; and

         (f) All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 204 and 317 of the California Corporations Code (the "Code") contain provisions concerning the Registrant's ability to indemnify its agents (including directors and officers) from certain liabilities and expenses incurred as a result of any preceding arising by reason of the fact that such person is or was an agent of the Registrant. The Registrant has adopted provisions in its Restated Articles of Incorporation which eliminate the personal liability of a director from monetary damages to the fullest extent permissible under the Code and which authorize the Registrant to provide indemnification of its agents. The Registrant's Bylaws provide indemnification to its agents to the maximum extent permitted by the Code. The Registrant has also entered into indemnification agreements with its directors and certain key officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The exhibits filed as part of this Registration Statement are as follows:


Exhibit Number                         Description of Exhibit
--------------                         ----------------------

     4.1 Nonstatutory Stock Option Agreement dated May 11, 1999, between Intervisual Books, Inc. and Steven D. Ades. (Incorporated by reference to Exhibit 10.32 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)

     4.2 Nonstatutory Stock Option Agreement dated May 13, 1999, between Intervisual Books, Inc. and Steven Selsky. (Incorporated by reference to Exhibit 10.34 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)

     4.3 Nonstatutory Stock Option Agreement dated May 12, 1999 between Intervisual Books, Inc. and Steven Wallace. (Incorporated by reference to Exhibit 10.36 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)

     4.4 Nonstatutory Stock Option Agreement dated March 25, 1999 between Intervisual Books, Inc. and Jeffrey Nobbs.

     5              Opinion of Paul, Hastings, Janofsky & Walker LLP

    23.1            Consent of BDO Seidman, LLP

    23.2 Consent of Paul, Hastings, Janofsky & Walker LLP (contained in Exhibit 5)

    24              Power of Attorney (contained on Signature Page of
                    Registration Statement)

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 1st day of September, 2000.

                                       INTERVISUAL BOOKS, INC.


                                       By: /s/ Waldo H. Hunt
                                           -------------------------------------
                                           Waldo H. Hunt
                                           Chairman of the Board and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nathan N. Sheinman and Dan P. Reavis, jointly and severally, his or her attorneys-in-fact, each with power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



/s/ Waldo H. Hunt                                 September 1, 2000
-------------------------------------             -----------------
Waldo H. Hunt, Chairman of the Board,             Date
Chief Executive Officer, Director
(Principal Executive Officer)



/s/ Nathan N. Sheinman                            September 1, 2000
-------------------------------------             -----------------
Nathan N. Sheinman, President,                    Date
Chief Operating Officer, Director



                    (Signatures Continued on Following Page)

/s/ Dan P. Reavis                                 September 1, 2000
-------------------------------------             -----------------
Dan P. Reavis, Executive Vice President,          Date
Chief Financial Officer, Director
(Principal Financial Officer)



/s/ Gail A. Thornhill                             September 1, 2000
-------------------------------------             -----------------
Gail A. Thornhill, Controller                     Date
(Principal Accounting Officer)



/s/ Steven D. Ades                                September 1, 2000
-------------------------------------             -----------------
Steven D. Ades, President                         Date
of the Video and New Media
Division, Director



/s/ Gordon Hearne                                 September 1, 2000
-------------------------------------             -----------------
Gordon Hearne                                     Date
Director



/s/ Leonard W. Jaffe                              September 1, 2000
-------------------------------------             -----------------
Leonard W. Jaffe                                  Date
Director



/s/ Neil G. Berkman                               September 1, 2000
-------------------------------------             -----------------
Neil G. Berkman                                   Date
Director



-------------------------------------             -----------------
Wong Weng Foo                                     Date
Director

                                  EXHIBIT INDEX


Exhibit Number                         Description of Exhibit
--------------                         ----------------------

     4.1 Nonstatutory Stock Option Agreement dated May 11, 1999, between Intervisual Books, Inc. and Steven D. Ades. (Incorporated by reference to Exhibit 10.32 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)

     4.2 Nonstatutory Stock Option Agreement dated May 13, 1999, between Intervisual Books, Inc. and Steven Selsky. (Incorporated by reference to Exhibit 10.34 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)

     4.3 Nonstatutory Stock Option Agreement dated May 12, 1999 between Intervisual Books, Inc. and Steven Wallace. (Incorporated by reference to Exhibit 10.36 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)

     4.4 Nonstatutory Stock Option Agreement dated March 25, 1999 between Intervisual Books, Inc. and Jeffrey Nobbs.

     5              Opinion of Paul, Hastings, Janofsky & Walker LLP

    23.1            Consent of BDO Seidman, LLP

    23.2 Consent of Paul, Hastings, Janofsky & Walker LLP (contained in Exhibit 5)

    24              Power of Attorney (contained on Signature Page of
                    Registration Statement)